Exhibit 10.4.3

Maxar Technologies Ltd.

2017 LTIP Unit Agreement Form

(U.S. Participants)

Maxar Technologies Ltd. (the “Company”) has granted the LTIP Units (“Unit”) set out in the table below to the person named below (the “Participant”), in accordance with this Award Agreement and the provisions of the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (f/k/a the MacDonald, Dettwiler and Associates Ltd. Omnibus Equity Incentive Plan) (the “Plan”).

Name of Participant:

Date of Grant
Number of Units Granted
Strike Price	$ CAD
Vesting Schedule	One-quarter (¼) on each of
LTIP Period

By signing this Award Agreement, the Participant hereby acknowledges and agrees to the following:

1.          Grant of Units

1.1        Pursuant to the Plan and in respect of services to be provided to the Company by the Participant during the vesting period, the Company has granted the number of Units set out above to the Participant subject to the terms and conditions set out in this Award Agreement and the Plan.

1.2        The grant of Units and payment of any amount in respect of any such Units are subject to the terms and conditions of the Plan which is incorporated into and forms an integral part of this Award Agreement. All capitalized terms used herein, unless expressly defined in a different manner herein, have the meanings given to them in the Plan.

2.          Vesting, Exercise and Settlement

2.1        Subject to the terms and conditions of the Plan and this Award Agreement, the Units shall vest in accordance with the vesting schedule set out above, subject to continued employment as specified in the Plan. To the extent exercisable, and subject to Section 7 of the Plan, the Cash-Out Amount shall be delivered pursuant to any exercise of a Unit once the Participant has provided notice of the exercise.

2.2        Units may be exercised by delivery of a Notice of exercise to the Company or its designee (including a third-party administrator) together with any required payment pursuant to Section 7(d) of the Plan. Attached as Schedule “A” is a form of Notice of exercise that the Participant may use to exercise any of his or her Units  in accordance with Section 7(d) of the Plan at any time and from time to time prior to the expiration of the Units.

3.          Withholdings

3.1        The vesting and settlement of the Units granted pursuant to this Award Agreement are subject to the tax withholding provisions in Section 14(d) of the Plan.

4.          Transferability

4.1        The Units granted pursuant to this Award Agreement are subject to the restrictions on transferability in Section 14(b) of the Plan.

5.          Clawback

5.1        The Units grated pursuant to this Award Agreement are subject to the Company’s compensation clawback policy as set forth in Section 14(e) of the Plan.

6.          No Rights as a Shareholder

6.1        Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of the Common Shares underlying the Units under this Award Agreement until such Common Shares have been issued or delivered to that person.

7.          Representations, Warranties and Consents

7.1        By signing this Award Agreement, the Participant represents, warrants and acknowledges (i) that he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Award Agreement; (ii) that his or her participation in the trade and acceptance of the Units is voluntary; and (iii) that he or she has not been induced to participate in the Plan or enter into this Award Agreement by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Company  or its Affiliates.

7.2        The Participant consents to and authorizes the use of his or her personal information in order to administer the Plan, the disclosure of such personal information to any custodian appointed in respect of the Plan and other third parties, and to the disclosure of such personal information to such Persons (including Persons located outside the Participant’s jurisdiction of residence) in connection with the administration of the Plan.

8.          Section 409A

8.1        It is intended that this Award be exempt from Section 409A of the Code, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for minimizing taxes or penalties under Section 409A of the Code.

8.2        Notwithstanding anything in the Plan to the contrary, and except as otherwise permitted by Section 409A of the Code, “LTIP Value” as used in Sections 11(b), 11(c), 11(d) and 12(a) of the Plan, will be determined based on the date that a Notice of exercise is received by the Company.

9.          Binding Agreement

9.1        This Award Agreement shall constitute an agreement between the Participant and the Company and will be binding upon the Participant and the legal representatives of his or her estate and any other Person who may acquire the Participant’s rights in respect of the Units granted hereunder by inheritance or otherwise, provided that in the event of any conflict between the terms of this Award Agreement and the terms of the Plan, except as otherwise provided in Section 8.2 herein, the terms of the Plan will govern.

9.2        This Award Agreement shall be governed and constituted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

[Signature page follows.]

DATED as of the           day of                                         , 201 .

By my signature below, I,                                                   , hereby confirm and acknowledge the terms of the grant of Units to me as set out above and confirm and acknowledge that I have received, read and understood the terms of the Plan, a copy of which is attached as Exhibit 4.3 to the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2017 available at the SEC’s website at www.sec.gov/edgar. A copy of the Plan may also be obtained from the Company upon request.

MAXAR TECHNOLOGIES INC.
Authorized Signatory	Name of Participant:

Schedule “A”

LTIP Exercise Notice

The undersigned Participant hereby irrevocably elects to exercise LTIP Units (“Units”) granted by the Company to the undersigned pursuant to an Award Agreement  dated                                          , 2017 under the Company’s Omnibus Equity Incentive Plan (the “Plan”) for the number of Common Shares as set forth below. All capitalized terms used herein, unless expressly defined in a different manner herein, have the meanings given to them in the Plan.

Number of Units being exercised:
Strike Price (per Common Share):	$

I hereby elect to surrender my Units to the Company in consideration for an amount from the Company equal to the amount by which (i) the LTIP Value at the Exercise Date multiplied by the number of vested Units being exercised exceeds (ii) all Deductions (the “Cash-Out Amount”).

The “LTIP Value” with respect to any exercise of a Unit means the positive difference between the average of the Fair Market Value of the Common Shares for the five Business Days up to and including the date on which this LTIP Exercise Notice is received by the Company less the Strike Price for the Unit being exercised.

*****

DATED this                             day of                                 ,               .

Signature

Name

“A” - 1